UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Perry Ellis International, Inc. (the “Company”) was held on Thursday, June 17, 2010. There were present in person or by proxy, holders of 13,395,567 shares of common stock, or 95.5% of all shares eligible to vote.

Proposal 1: George Feldenkreis and Gary Dix were elected to the Board of Directors for a term of three years and Eduardo M. Sardiña was elected to the Board of Directors for a term of one year as follows:

Name	For	Withheld	Broker Non-Votes
George Feldenkreis	12,273,401	238,129	884,037
Gary Dix	12,190,197	321,333	884,037
Eduardo M. Sardiña	12,085,450	426,080	884,037

Proposal 2: Deloitte & Touche LLP was ratified to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 29, 2011. The votes were 12,970,069 For; 422,973 Against; and 2,525 Abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: June 18, 2010	By:	/s/ Cory Shade
Cory Shade, General Counsel